Filed Pursuant to Rule 424(b)(5)
Registration No. 333-209969

PROSPECTUS SUPPLEMENT
(to prospectus dated March 14, 2016)

DRAGONWAVE INC.

599,998 Common Shares

We are offering 599,998 of our common shares. In a concurrent private placement, we are selling to the purchasers of shares of our common shares in this offering warrants to purchase an aggregate of 299,999 of our common shares at an exercise price of $8.50 per share, which we refer to as the warrants. The offering and sale of the warrants and the common shares issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, or Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common shares are listed on the NASDAQ Capital Market under the symbol “DRWI.” On April 5, 2016, the last reported sale price of our common shares was $8.70 per share.

Based on the reported sale price of $8.70 of our common shares on the NASDAQ Capital Market on April 5, 2016, the aggregate market value of our public float, calculated according to General Instruction I.B.5 of Form F-3, is approximately $25.9 million. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). We have not offered any securities during the 12 calendar months preceding and including the date of this prospectus supplement pursuant to General Instruction I.B.6, and, accordingly, may sell up to $8.6 million in securities hereunder.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page S-[•] of this prospectus supplement and on page 7 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus.

We have engaged H.C. Wainwright & Co., LLC as our exclusive placement agent in this offering to use its reasonable efforts to solicit offers to purchase the securities in this offering. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of securities. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Share	Total
Public Offering Price	$7.25	$4,349,985.50
Placement Agent Fees (1)	$0.435	$260,999.13
Proceeds to DRWI (before expenses)	$6.815	$4,088,986.37

(1)         See the heading entitled “Plan of Distribution” on page S-14 of this prospectus supplement for additional disclosure regarding compensation to the placement agents payable by us.

Delivery of the securities is expected to be made on or about April 11, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw
a unit of H. C. Wainwright & Co.

Prospectus Supplement dated April 6, 2016

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
RISK FACTORS	S-5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-8
DILUTION	S-9
MARKET PRICE AND DIVIDEND INFORMATION	S-10
DESCRIPTION OF SECURITIES	S-11
PRIVATE PLACEMENT TRANSACTION	S-12
PLAN OF DISTRIBUTION	S-14
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-15
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS	S-22
LEGAL MATTERS	S-24
EXPERTS	S-24
WHERE YOU CAN FIND MORE INFORMATION	S-24
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-24
ENFORCEMENT OF CIVIL LIABILITIES	S-25

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of the securities being offered by us and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, all references in this prospectus to the “Company”, “DRWI”, “we”, “us” and “our” refer to DragonWave Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement or incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the risks related to our business and investing in our securities discussed under “Risk Factors” beginning on page S-5 and the other information and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes thereto.

Overview

Founded in 2000, we are a leading provider of high-capacity wireless Ethernet equipment used in emerging internet protocol (“IP”) networks. We design, develop, market and sell proprietary, carrier-grade microwave radio frequency networking equipment (often referred to as links), that wirelessly transmit broadband voice, video and other data between two points. Our wireless carrier-Ethernet links, which are based on a native Ethernet platform, function as a wireless extension to an existing fiber and global optic core telecommunications network. The principal application for our products is the backhaul function in a wireless communications network. Backhaul links connect the large amounts of network traffic aggregated by base stations and other collection points on the edge of the network to the high-capacity fiber optic infrastructure at the core of the network. Additional applications for our products include point-to-point transport applications in private networks, including municipal and enterprise applications.

Our products principally perform the backhaul function in a communication service provider’s network, connecting high-traffic points of aggregation such as high-capacity wireless base stations (3G+ cellular, WiFi, WiMAX, LTE), small cells and large “out of territory” enterprises to nodes on the fiber optic core network.

Our line of wireless carrier-Ethernet links is marketed under the Horizon trade names. Our products are carrier-grade and operate primarily in licensed spectrum bands to minimize interference.

In 2011, we introduced our Avenue solution, which extends our reputation for delivering the highest levels of spectral efficiency and reliability for carrier-grade delivery of advanced applications and services. The Avenue solution is a small device, utilizing a small antenna, to integrate microcellular backhaul, third-party base stations, power supply, battery backup, switching, and management in an all-in-one, environmentally shielded enclosure. This is a hardened, all-outdoor, zoning-friendly and fully integrated solution that was designed specifically for service providers to deploy microcellular coverage with high-performance backhaul.

On June 1, 2012, we acquired our Harmony product line from Nokia pursuant to the NSN Transaction. The Harmony product line is a multi-service wireless platform enabling TDM and packet-based services across wireless or wireline infrastructure. Harmony is rebranded by Nokia as FlexiPacket.

In 2013, we introduced our Harmony Lite and Avenue Link Lite products lines. These product lines are DragonWave’s first products in the sub-6GHz bands. The Lite products operate in licensed and unlicensed bands, and provide Line of Sight, and non-line of sight connectivity. The Lite product line is an important part of our small cell backhaul offering in the Avenue family.

In 2014, we introduced our Harmony Eband product. Harmony Eband operates in the 70/80 GHz bands. It provides capacities of up to 2.5 Gbps, and operates in low cost bands, providing mobile operators with a much lower total cost of ownership and scalability strategy.

In 2014, we introduced Harmony Enhanced, a high capacity, long reach, multi-service radio operating in the 6-42 GHz spectrum bands. Harmony Enhanced merges the performance and reliability of DragonWave’s flagship Harmony Radio and Horizon Compact+ into a next-generation, ultra high-capacity microwave system.

In 2016, we introduced Enhanced MC, an ultra-high capacity, multi-service microwave system operating in the 6-42 GHz spectrum bands that provides dual channel support and extended reach. Harmony Enhanced MC delivers the next level of capacity by introducing integrated dual carrier and fully integrated XPIC capabilities into a single Outdoor Unit (ODU) antenna configuration. Harmony Enhanced MC delivers over 4 Gbps in a single radio, with scalability to deliver 8Gbps on a single antenna.

The demand for our products is driven by global trends, including IP convergence and pressure on backhaul capacity caused by increased functionality of mobile devices, the shift in demand from voice to multimedia content and services, growing demand for wireless coverage, increasing numbers of subscribers, and investment in radio access network spectrum. In our target markets, network traffic is shifting from legacy time-division multiplexing (TDM) traffic to IP-based traffic to improve network efficiency and enable IP-based services.

Principally, we target the global wireless communications service provider market and, in particular, those service providers offering high-capacity wireless communication services, including traditional cellular service providers and emerging broadband wireless access (BWA) service providers. These service providers offer high-speed digital communication services over wireless access networks, employing IP-based wireless network access technologies such as advanced (3G+) cellular technologies, as well as WiFi and WiMAX. The market addressed by these wireless service providers is characterized by significant growth in number of subscribers, coverage area, and bandwidth requirements per subscriber, and a corresponding need to reduce the cost per bit of the backhaul network. We also target other markets, including wireless extension of fixed-line networks to directly connect high-bandwidth end-customers to the core network, and private networks of large multi-site organizations such as Fortune 500 enterprises, municipalities and government organizations.

The key elements of our solutions include: high performance; carrier-grade availability; cost-competitiveness; support of legacy networking standards; and the availability of advanced network management and wireless network IP planning.

We commenced commercial deployment of our products in 2002 and, as of February 28, 2015, have shipped approximately 132,177 links (each link contains 2-4 units). Our wireless carrier-Ethernet links have been purchased and deployed by customers in more than 88 countries. In the fiscal year ended February 28, 2015, we delivered products to 225 customers, including Nokia, Reliance Jio Infocomm (India), TESSCO (United States), Samsung, Alliance Communications (United States), SAAB (Sweden) and Xplornet (Canada).

DragonWave Inc. was incorporated pursuant to the Canada Business Corporations Act on February 24, 2000.

Recent Developments

Reverse Share Split

Effective February 2, 2016 and pursuant to the reverse share split approved by our Board of Directors and our shareholders, each 25 of our issued and outstanding common shares were combined into and became one share. No fractional shares were issued.  Adjustments to our outstanding warrants, options and restricted share units were also made to reflect the reverse share split.

The Offering

Common shares offered	599,998 of our common shares.

Common shares to be outstanding immediately following this offering(1)	3,620,164 shares.

Use of proceeds

We estimate that the net proceeds from the sale of our securities in this offering will be approximately $4.1 million from this offering and the concurrent private placement, after deducting placement agent fees and expense reimbursements and our estimated expenses related to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. See “Use of Proceeds” on page S-25.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

NASDAQ Capital Market ticker symbol	“DRWI.”

Concurrent Private Placement

In a concurrent private placement, we are selling to the purchasers of our common shares in this offering warrants to purchase 299,999 of our common shares. The warrants will become exercisable six months and one day following the closing date of the offering at an exercise price of $8.50 per share and will expire on the fifth anniversary from the date of issuance. The warrants and the common shares issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

(1)  The number of shares outstanding immediately following the offering is based on 3,020,164 of common shares outstanding as of April 5, 2016 and excludes as of such date unless otherwise noted:

•                  275,439 common shares subject to outstanding options with a weighted average exercise price of CAD$32.85 per share;

•                  319,812 common shares issuable upon exercise of outstanding warrants (which does not include the warrants offered pursuant to the private placement) at an average weighted exercise price of CAD$56.38 per share;

•                  83,550 common shares issuable upon exercise of outstanding warrants (which does not include the warrants offered pursuant to the private placement) at an average weighted exercise price of $32.50 per share; and

•                  the common shares issuable upon the exercise of the warrants offered in the concurrent private placement.

RISK FACTORS

You should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended February 28, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common shares could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” immediately below.

Risks Relating to the Offering

We have not paid and do not intend to pay dividends on our common shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our common shares since inception, and do not intend to pay any dividends to our shareholders in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your common shares after price appreciation, which may never occur, in order to realize a return on your investment.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, financial condition, operating results and cash flow.

There is uncertainty regarding the application of the federal and state securities laws to our offering of common shares and warrants, and there is a corresponding risk that we could be required to refund the purchase price of securities offered to purchasers who so elect.

We are conducting an offering under a registration statement filed with the SEC and a concurrent private placement intended to comply with the requirements of Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.” Common shares and warrants are being offered and sold in combination. The common shares are intended to be offered and sold in a transaction registered under the Securities Act, while the warrants and common shares issuable thereunder are intended to be offered and sold in a private placement exempt from the registration requirements of the Securities Act.

While we are aware of other transactions using a concurrent public/private offering approach, the SEC has not addressed whether concurrent public and private offerings and sales to the same prospective investors would adversely impact the public offering or preclude the private offering from satisfying the requirements of Rule 506(b). If the securities offered in our concurrent private placement do not satisfy the conditions of Rule 506(b), the offering would be a violation of Section 5 of the Securities Act and each purchaser would have the right to rescind its purchase of the securities, meaning that we would be required to refund the purchase price of the securities to each purchaser electing rescission. If that were to occur, we would face severe financial demands and reputational harm that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC. It is also possible that additional remedies may be available to purchasers under applicable state law.

You will experience immediate dilution in the book value per common share you purchase.

Because the public offering price per common share is expected to be substantially higher than our book value per share, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $7.25 per share, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of approximately $1.31 per share in the net tangible book value of the common shares you acquire.

Our success depends on our ability to develop new products, enhance existing products, and execute product roll-outs on a basis that meets customer requirements.

The markets for our products are characterized by rapidly changing technology, evolving industry standards and increasingly sophisticated customer requirements. The introduction of products embodying new technology and the emergence of new industry standards can render our existing products obsolete and unmarketable and can exert price pressures on existing products. Our success depends on our ability to anticipate and react quickly to changes in technology or in industry standards and to successfully develop and introduce new, enhanced and competitive products on a timely basis. In particular, the continued acceptance and future success of our product offerings will depend on the capacity of those products to handle growing volumes of traffic, their reliability and security, and their cost-effectiveness compared to competitive product offerings. We cannot give assurance that we will successfully develop new products or enhance and improve our existing products, that new products and enhanced and improved existing products will achieve market acceptance, or that the introduction of new products or enhanced existing products by others will not render our products obsolete. Our inability to develop products that are competitive in technology and price and that meet customer needs could have a material adverse effect on our business, financial condition and results of operations. Accelerated product introductions and short product life cycles require high levels of expenditure for research and development that could adversely affect our operating results. Further, any new products that we develop could require long development and testing periods and may not be introduced in a timely manner or may not achieve the broad market acceptance necessary to generate significant revenue.

If a new product does receive market acceptance, it is often necessary to adapt our supply chain rapidly in order to meet customer expectations and demand. Constraints caused by component suppliers and outsourced manufacturers can slow the pace of new product rollouts, adversely affecting our business, financial condition and results of operations.

As we develop new products, our older products will reach the end of their lives. As we discontinue the sale of these older products, we must manage the liquidation of inventory, supplier commitments and customer expectations. Part of our inventory may be written off, which would increase our cost of sales. Prior write offs of our inventory are not an indicator of future write offs, which may be substantially greater than prior write offs.  In addition, we may be exposed to losses on inventories purchased by our contract manufacturers. If we or our contract manufacturers are unable to properly manage the discontinuation of older products and/or if we are unable to secure customer acceptance of new products, our business, financial condition and results of operations could be materially and adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting the foregoing, the words “may,” “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “promise,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue” “target,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus supplement are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus supplement. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common shares and warrants to purchase common shares in this offering and concurrent private placement will be approximately $4.1 million, after deducting the placement agent fee and our estimated expenses related to this offering. We intend to use the net proceeds for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of its strategic priorities. Additionally, we may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our common shares and warrants, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common shares that you pay and our as-adjusted net tangible book value per share immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of common shares outstanding. Dilution in the as-adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share immediately after the consummation of this offering.

As of November 30, 2015, our historical net tangible book value was approximately $13.9 million, or $4.61 per share. After giving effect to the sale of 600,000 common shares in this offering and the receipt of $4.1 million of estimated net proceeds from this offering, our as adjusted net tangible book value as of November 30, 2015, would have been approximately $17.9 million, or approximately $5.94 per share. This represents an immediate increase in net tangible book value of $1.33 per share to existing shareholders and an immediate and substantial dilution in net tangible book value of $1.31 per share to new investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per common share	$7.25
Historical net tangible book value per share as of November 30, 2015	$4.61
Increase in net tangible book value per share attributable to this offering	$1.33
Adjusted net tangible book value per share after giving effect to this offering	$5.94
Dilution per share to new investors	$1.31

For purposes of the above presentation, the entire net proceeds from the offering are assumed to be classified as equity and to increase tangible net worth. The fair value of the warrants will be classified as liability. The fair value of such warrants will be determined on the date they are sold. Accordingly, the as-adjusted tangible net worth per share will be less than the amount reflected and the dilution per share will be greater than the amount reflected.

The discussion and table above exclude, as of November 30, 2015, unless otherwise noted:

•                  286,852 common shares subject to outstanding options with a weighted average exercise price of CAD$33.00 per share;

•                  319,812 common shares issuable upon exercise of outstanding warrants (which does not include the warrants offered pursuant to the private placement) at an average weighted exercise price of CAD$56.38 per share;

•                  83,550 common shares issuable upon exercise of outstanding warrants (which does not include the warrants offered pursuant to the private placement) at an average weighted exercise price of $32.50 per share; and

•                  the common shares issuable upon the exercise of the warrants offered in the concurrent private placement.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common shares trade on the NASDAQ Capital Market under the symbol “DRWI.” The following table sets forth the high and low trading prices of our common shares on the NASDAQ Capital Market for each of the periods listed. Prices indicated below with respect to our share price include inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions.

	NASDAQ
	Capital Market
	High	Low
2014
1st Quarter	$42.25	$27.50
2nd Quarter	$63.75	$36
3rd Quarter	$38.25	$22.00
4th Quarter	$29.50	$19.50
2015
1st Quarter	$22.50	$12.50
2nd Quarter	$16.00	$4.75
3rd Quarter	$6.50	$1.50
4th Quarter	$2.50	$2.00
2016
1st Quarter (through April 5, 2016)	$8.70	$1.85

On April 5, 2016 the last reported sale price for our common shares as quoted on the NASDAQ Capital Market was $8.70 per share.

Dividends

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common shares and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant. In addition, our credit facility restricts our ability to pay dividends.

DESCRIPTION OF SECURITIES

We are offering 600,000 of our common shares. For each common share purchased in this prospectus supplement, we are selling, in the concurrent private placement, 0.5 of a warrant to purchase one common share. The warrants, and the common shares issuable upon the exercise of the warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Common Shares

The material terms and provisions of our common shares are described under the caption “Description of Common Shares” starting on page 8 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, which we refer to as the private placement transaction, we are selling to the purchasers of our common shares in this offering 0.5 of a warrant to purchase one of our common shares for each common share purchased in this offering.

Warrant Exchange

The offering and sale of the warrants and the common shares issuable upon the exercise of the warrants, as applicable, are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell common shares issued upon the exercise of a warrant pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable registration exemption under the Securities Act.

Duration and Exercise Price

Each whole warrant is exercisable to purchase one common share, at an exercise price of $8.70 per share, subject to adjustment, and will remain exercisable for five (5) years from the date of issuance, but not thereafter.

A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to such exercise, which we refer to as the beneficial ownership limitation; provided, however, that upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and number of common shares issuable upon the exercise of the warrants issuable upon exercise of the warrants will be subject to adjustment in the event of any share dividends and splits, reverse share split, share dividend, recapitalization, reorganization or similar transaction, as described in the warrants.

Exercisability

Each warrant will become exercisable six months and one day after the date of issuance, which we refer to as the initial exercise date. The warrants and the common shares issuable upon the exercise of the warrants, as applicable, are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may exercise the warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable registration exemption under the Securities Act. The warrants will be exercisable on a “cashless” basis in certain circumstances.

Transferability

Subject to applicable laws and any restrictions on transfer set forth in the warrants, warrants may be transferred at the option of the holder without our consent.

Pro Rata Distributions

If, at any time while the warrants are outstanding, we distribute to our common shareholders for no consideration (1) evidences of our indebtedness, (2) any security (other than payment of a common share dividend or other distribution on any class of capital that is payable in common shares), (3) rights or warrants to subscribe for or purchase any security, or (4) any other asset (including cash) (in each case, “Distributed Property”), then each holder of a warrant shall receive, with respect to the common shares issuable upon exercise of such warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of common shares issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

Fundamental Transactions

If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions; (3) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of common shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common shares; (4) we directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common shares or any compulsory share exchange pursuant to which the common shares is effectively converted into or exchanged for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of the Company’s outstanding common shares (each, a “Fundamental Transaction”), then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrants (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holders of the warrants such Alternate Consideration as the holders of the warrants may be entitled to purchase. However, each warrant holder may require the Company or any successor entity to pay the warrant holder within 30 days of the public disclosure of the consummation of a Fundamental Transaction an amount of cash equal to the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg as of the day immediately preceding the public announcement of the applicable Fundamental Transaction.

Right as a Shareholder

The holder of a warrant does not generally have the rights or privileges of a holder of our common shares, including any voting rights, until it exercises his, her or its warrant.

Waivers and Amendments

Except as otherwise provided in the warrant, we may not may amend or fail to observe the terms of the warrant without the consent of the applicable holder of each such warrant.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or H.C. Wainwright or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement from institutional investors. H.C. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares, other than to use their “reasonable best efforts” to arrange for the sale of shares by us. Therefore, we may not sell the entire amount of shares being offered. We will enter into a securities purchase agreement directly with accredited institutional investors who purchase our common stock in this offering.

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 6.0% of the gross proceeds to us from the sale of the shares of our common stock in the offering. We will reimburse H.C. Wainwright for its expenses incurred in connection with this offering in an amount equal to $65,000.

The following table shows the per share and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share placement agent cash fees	$0.435
Total	$260,999.13

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees in the table above, will be approximately $         .  After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $      million.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Upon completion of this offering, we have granted the Placement Agent a right of first refusal to act as lead or co-lead underwriter or placement agent in connection with any subsequent public or private offering of equity securities or other capital markets financing by us. This right of first refusal extends for twelve months from the consummation of this offering. The terms of any such engagement of the underwriter or placement agent will be determined by separate agreement.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the engagement letter. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchaser against liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the stock purchase agreement or related documents or (b) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the offering, subject to certain exceptions.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “DRWI”.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•                  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•                  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

Our PFIC Status

If we were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of common shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this prospectus supplement. Accordingly, there can be no assurance that we have never been and will not become a PFIC for any taxable year during which a U.S. Holder holds common shares.  Also, there can be no assurance that the IRS will not challenge any determination made by us (or any of our subsidiaries) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and the PFIC status of each of our subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We will generally be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a ‘‘Subsidiary PFIC’’), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any “excess distribution” received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S.

federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that we do not intend to provide U.S. Holders with the information required to permit them to make a QEF Election, and, accordingly, prospective investors should assume that a QEF Election will not be available. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions, unless such U.S. Holder makes an effective Mark-to-Market Election as discussed below.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located that, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, the common shares are expected to be marketable stock. However, each U.S. Holder should consult its own tax advisor regarding the “regularly traded” requirement.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the common shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or for the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s tax basis in common shares generally will be such holder’s U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the common shares and net gains from the disposition of the common shares. Further, excess distributions treated as dividends, gains treated as excess distributions under the PFIC rules discussed above, and mark-to-market inclusions and deductions are all included in the calculation of net investment income.

Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of common shares that will be subject to the additional tax on net investment income, a U.S. Holder that has made a QEF Election will be required to recalculate its basis in the common shares excluding QEF basis adjustments.

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Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in a PFIC for which a QEF Election has been made and which is held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on QEF income inclusions and on gains calculated after giving effect to related tax basis adjustments. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of

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perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, (a) for the purposes of the Tax Act, (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), and (b) for the purposes of the Canada-U.S. Tax Convention, is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Canada-U.S. Tax Convention. Our common shares will generally be considered to be capital property to a holder unless such common shares are held in the course of carrying on a business of buying or selling securities, or as part of an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as “Non-Canadian Holders”. This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisers.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), the current provisions of the Canada-U.S. Tax Convention and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed.  However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the relevant day, or such other rate of exchange as is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

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Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our common shares to a Non-Canadian Holder will be subject to Canadian withholding tax. Under the Canada-U.S. Tax Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a Non-Canadian Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company, which owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of our common shares, unless the common shares are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under the Canada-U.S. Tax Convention. Generally, our common shares will not constitute taxable Canadian property to a Non-Canadian Holder provided our common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NASDAQ Capital Market) at the time of the disposition unless: (a) (i) at any time during the 60-month period immediately preceding the disposition one or any combination of: (A) the Non-Canadian Holder, (B) persons with whom the Non-Canadian Holder does not deal at arm’s length (within the meaning of the Tax Act), and (C) partnerships in which the Non-Canadian Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any series or class of our capital stock and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act) or options in respect of, or interests in, or for civil law, rights in such property, whether or not such property exists; or (b) our common shares are deemed under the Tax Act to be taxable Canadian property of the Non-Canadian Holder. If our common shares constitute taxable Canadian property of a particular Non-Canadian Holder, any capital gain arising on their disposition may be exempt from Canadian tax under the Canada-U.S. Tax Convention if, at the time of disposition, our common shares do not derive their value principally from real property situated in Canada. Non-Canadian Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

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LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Dentons Canada LLP. The placement agent has been represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

Our auditors are Ernst & Young LLP, Ottawa, Ontario, Canada.

Our Annual Consolidated Financial Statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report dated May 12, 2015 which is incorporated by reference in this prospectus and the U.S. Registration Statement of which this prospectus forms a part, and has been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Ernst & Young LLP has advised us that they are independent within the meaning of Rule 3520 of the Public Company Accounting Oversight Board, Auditor Independence and the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy this prospectus supplement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

As a “foreign private issuer,” we are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. Furthermore, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

We maintain a corporate website at http://www.dragonwaveinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into the Company’s Annual Report on Form 20-F, as filed with the SEC on May 27, 2015, and does not constitute a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference the following documents or information that we have filed with the SEC:

•                  our Annual Report on Form 20-F for the fiscal year ended February 28, 2015;

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•                  our Current Reports on Form 6-K filed on March 3, 2015, March 5, 2015, March 6, 2015, April 7, 2015, April 22, 2015, April 23, 2015, May 12, 2015, May 15, 2015, May 22, 2015, June 4, 2015, June 19, 2015, July 8, 2015, July 27, 2015, August 4, 2015, August 27, 2015, September 2, 2015, September 9, 2015, October 15, 2015, December 2, 2015, December 16, 2015, December 22, 2015, January 13, 2016, January 20, 2016, January 25, 2016, January 29, 2016, February 2, 2016, February 11, 2016, March 1, 2016, March 29, 2016, March 30, 2016, April 5, 2016 and April 7, 2016; and

•                  the description of our Common Shares which is contained in our registration statement on Form 8-A (File No.001-34491), filed with the SEC on October 14, 2009, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement  prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus will be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

DragonWave Inc.
411 Legget Drive, Suite 600
Ottawa, Ontario, K2K 3C9
Canada
Tel: (613) 599-9991

ENFORCABILITY OF CIVIL LIABILITIES

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated in Canada, our principal executive offices are located in Canada, all of our directors and executive officers and most of the experts named in this prospectus, including our independent public accounting firm, reside principally outside of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States.

We have appointed an agent for service of process in the United States, but it may not be possible to effect service in the United States on our directors, executive officers, public accounting firm and other experts who reside outside of the United States. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

Purchasers are also advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

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The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2016

PROSPECTUS

DRAGONWAVE INC.

U.S.$80,000,000

DEBT SECURITIES
COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS

We may offer and issue from time to time debt securities, common shares, warrants, subscription receipts and/or units comprised of one or more securities described herein in any combination, which we refer to collectively herein as the “Securities,” for an aggregate initial offering price (or equivalent thereof in one or more non-U.S. currencies) not to exceed U.S.$80,000,000.

We may offer and sell any combination of the Securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these Securities and the general manner in which these securities will be offered. We will provide the specific terms of these Securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these Securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The Securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of Securities offered, please see “Plan of Distribution” beginning on page 12.

Our common shares (“Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol DWI and on the NASDAQ Capital Market (“NASDAQ”) under the symbol DRWI.  The closing price of our Common Shares, as reported on the TSX on March 3, 2016, was U.S.$2.11. The closing price of our Common Shares, as reported on NASDAQ on March 3, 2016, was U.S.$2.06.

The aggregate market value of our outstanding Common Shares held by non-affiliates is $8,188,083, based on 3,019,717 Common Shares outstanding after taking into account the effect of the reverse stock split of our Common Shares, which was effective on February 2, 2016, of which 42,232 were held by non- affiliates, and a closing price on NASDAQ of $2.75 on January 25, 2016. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

We may offer and sell Securities to or through underwriters or dealers purchasing as principals and also may offer and sell certain Securities directly to other purchasers or through agents. A prospectus supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by us in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

No underwriter or dealer in Canada or the United States has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Our head and registered office is 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9.

INVESTING IN OUR SECURITIES  INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is         2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the Securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us, our Common Shares, and other Securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we sell Securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our Common Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, the Securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell the Securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and, in the case of a sale by us, the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

We prepare our consolidated financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless the context otherwise requires, all references in this prospectus to the “Company”, “we”, “us” and “our” refer to DragonWave Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities laws. All statements other than statements that are reporting results or statements of historical fact are forward-looking. All forward-looking information and forward-looking statements are necessarily based on a number of estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on or synonyms of these words or comparable terminology. Forward-looking statements include, without limitation, statements regarding strategic plans, future production, sales and revenue estimates, cost estimates and anticipated financial results, capital expenditures, results attributable to mergers and acquisitions activities and other objectives.

There can be no assurance that forward-looking statements will prove to be accurate and actual results and outcomes could differ materially from those expressed or implied in such statements. The following are some of the important factors related to our business and industry that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements:

• limited cash resources and our dependence on our credit facilities and accommodations by our lenders and certain suppliers;

• our reliance on a small number of customers for a large percentage of revenue;

• intense competition from several competitors;

• competition from indirect competitors;

• our history of losses;

• our ability to implement our ongoing program of operating cost reductions;

• our dependence on our ability to develop new products, enhance existing products and execute roll-outs on a basis that meets customer requirements;

• uncertainty with the size of any future revenue opportunities through the Nokia channel;

• our exposure to product warranty claims, and inventory and account receivables exposure in relation to recent product quality issues;

• our ability to successfully manage our resources;

• our dependence on our ability to manage our workforce and recruit and retain management and other qualified personnel;

• quarterly and annual revenue and operating results that are difficult to predict and can fluctuate substantially;

• a lengthy and variable sales cycle;

• our reliance on suppliers, including outsourced manufacturing, third party component suppliers and suppliers of outsourced services;

• our ability to manage the risks related to increasingly complex engagements with channel partners and end-customers;

• pressure on our pricing models from existing and potential customers and as a result of competition;

• our exposure to credit risk for accounts receivable;

• our dependence on the development and growth of the market for high-capacity wireless communications services;

• the allocation of radio spectrum and regulatory approvals for our products;

• the ability of our customers to secure a license for applicable radio spectrum;

• changes in government regulation or industry standards that may limit the potential market for our products;

• currency fluctuations;

• our ability to protect our own intellectual property and potential harm to our business if we infringe the intellectual property rights of others;

• risks associated with software licensed by us;

• a change in our tax status or assessment by domestic or foreign tax authorities;

• exposure to risks resulting from our international sales and operations, including the requirement to comply with export control and economic sanctions laws;

• product defects, product liability claims, and health and safety risks relating to wireless products;

• the impact that general economic weakness and volatility may be having on our customers;

• disruption resulting from economic and geopolitical uncertainty;

• risks associated with our outstanding warrants and the impact that the terms of such warrants may have on our ability to raise capital and undertake certain business transactions;

• risks associated with possible loss of our foreign private issuer status; and

• risks and expenses associated with our common shares, including large fluctuations in the trading price of our common shares, and being a public company.

In our third fiscal quarter ended on November 30, 2015, approximately 40% of our sales were through the Nokia channel. Following, Nokia’s announced combination with Alcatel-Lucent (ALU), which has a vertically integrated microwave business unit, we announced that we have reshaped our channel strategy. Our revised strategy primarily positions our latest and new products directly to customers. A mutual understanding between our Company and Nokia on the companies’ future relationship is an important part of that strategy. See ‘‘Relationship with Nokia’’ in our Management’s Discussion and Analysis dated January 13, 2016 (“Q3 MD&A”) filed as Exhibit 99.3 to our Form 6-K filed on January 13, 2016 for more information.  Also see the discussion under ‘‘Recent Developments-Liquidity Discussion’’ in our Q3 MD&A.  Any of the risks referred to above could cause actual results or outcomes to differ materially from those discussed in forward-looking statements. Although we have attempted to identify important factors that could cause our actual results to differ materially from expectations, intentions, estimates or forecasts, there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend.

Additional risks related specifically to our Common Shares and our other securities include:

•                  risks associated with our outstanding warrants and the impact that the terms of such warrants have on our ability to raise capital and to undertake certain business transactions;

•                  risks associated with our ability to raise additional capital;

•                  large fluctuations in the trading price of our Common Shares;

•                  our actual financial results may vary from our publicly disclosed forecasts;

•                  expense and risks associated with being a U.S. public company and possible loss of our foreign private issuer status;

•                  expense and risks associated with the loss of our ability to use the multi-jurisdictional disclosure system (“MJDS”) adopted by the United States and Canada;

•                  an investor may not be able to bring actions or enforce judgment against us and certain of our directors and officers;

•                  we do not currently intend to pay dividends on our Common Shares;

•                  tax consequences associated with an investment in our securities;

•                  future sales of Common Shares by our existing shareholders could cause our share price to fall;

•                  our management’s broad discretion over the use of proceeds of financings; and

•                  certain Canadian laws could prevent or deter a change of control.

Also see the discussion under “Part I — Item 3” of our Annual Report on Form 20-F for the fiscal year ended February 28, 2015. Although we have attempted to identify important factors that could cause our actual results to differ materially from expectations, intentions, estimates or forecasts, there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend. Ongoing global economic uncertainty could impact forward-looking statements contained in this prospectus in an unpredictable and possibly detrimental manner. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus might not occur or might not occur when stated. Forward-looking statements are provided to assist external stakeholders in understanding management’s expectations and plan relating to the future as of the date of this prospectus and may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward looking statements. Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Overview

Founded in 2000, we are a leading provider of high-capacity wireless Ethernet equipment used in emerging internet protocol (“IP”) networks. We design, develop, market and sell proprietary, carrier-grade microwave radio frequency networking equipment (often referred to as links), that wirelessly transmit broadband voice, video and other data between two points. Our wireless carrier-Ethernet links, which are based on a native Ethernet platform, function as a wireless extension to an existing fiber and global optic core telecommunications network. The principal application for our products is the backhaul function in a wireless communications network. Backhaul links connect the large amounts of network traffic aggregated by base stations and other collection points on the edge of the network to the high-capacity fiber optic infrastructure at the core of the network. Additional applications for our products include point-to-point transport applications in private networks, including municipal and enterprise applications.

Our products principally perform the backhaul function in a communication service provider’s network, connecting high-traffic points of aggregation such as high-capacity wireless base stations (3G+ cellular, WiFi, WiMAX, LTE) small cells and large “out of territory” enterprises to nodes on the fiber optic core network.

Our line of wireless carrier-Ethernet links is marketed under the Horizon trade names. Our products are carrier-grade and operate primarily in licensed spectrum bands to minimize interference.

In 2011, we introduced our Avenue solution, which extends our reputation for delivering the highest levels of spectral efficiency and reliability for carrier-grade delivery of advanced applications and services. The Avenue solution is a small device, utilizing a small antenna, to integrate microcellular backhaul, third-party base stations, power supply, battery backup, switching, and management in an all-in-one, environmentally shielded enclosure. This is a hardened, all-outdoor, zoning-friendly and fully integrated solution that was designed specifically for service providers to deploy microcellular coverage with high-performance backhaul.

On June 1, 2012, we acquired our Harmony product line from Nokia pursuant to the NSN Transaction. The Harmony product line is a multi-service wireless platform enabling TDM and packet-based services across wireless or wireline infrastructure. Harmony is rebranded by Nokia as FlexiPacket.

In 2013, we introduced our Harmony Lite and Avenue Link Lite products lines. These product lines are DragonWave’s first products in the sub-6GHz bands. The Lite products operate in licensed and unlicensed bands, and provide Line of Sight, and non-line of sight connectivity. The Lite product line is an important part of our small cell backhaul offering in the Avenue family.

In 2014, we introduced our Harmony Eband product. Harmony Eband operates in the 70/80 GHz bands. It provides capacities of up to 2.5 Gbps, and operates in low cost bands, providing mobile operators with a much lower total cost of ownership and scalability strategy. Although the 70/80 GHz market is still in its early stages, it is expanding quickly and we expect this expansion to be sustained.

In 2014, we introduced Harmony Enhanced, a high capacity, long reach, multi-service radio operating in the 6-42 GHz spectrum bands. Harmony Enhanced merges the performance and reliability of DragonWave’s flagship Harmony Radio and Horizon Compact+ into a next-generation, ultra high-capacity microwave system.

In 2016, we introduced Enhanced MC, an ultra-high capacity, multi-service microwave system operating in the 6-42 GHz spectrum bands that provides dual channel support and extended reach. Harmony Enhanced MC delivers the next level of capacity by introducing integrated dual carrier and fully integrated XPIC capabilities into a single Outdoor Unit (ODU) antenna configuration. Harmony Enhanced MC delivers over 4 Gbps in a single radio, with scalability to deliver 8Gbps on a single antenna.

The demand for our products is driven by global trends, including IP convergence and pressure on backhaul capacity caused by increased functionality of mobile devices, the shift in demand from voice to multimedia content and services, growing demand for wireless coverage, increasing numbers of subscribers, and investment in radio access network spectrum. In our target markets, network traffic is shifting from legacy time-division multiplexing (TDM) traffic to IP-based traffic to improve network efficiency and enable IP-based services.

Principally, we target the global wireless communications service provider market and, in particular, those service providers offering high-capacity wireless communication services, including traditional cellular service providers and emerging broadband wireless access (BWA) service providers. These service providers offer high-speed digital communication services over wireless access networks, employing IP-based wireless network access technologies such as advanced (3G+) cellular technologies, as well as WiFi and WiMAX. The market addressed by these wireless service providers is characterized by significant growth in number of subscribers, coverage area, and bandwidth requirements per subscriber, and a corresponding need to reduce the cost per bit of the backhaul network. We also target other markets, including wireless extension of fixed-line networks to directly connect high-bandwidth end-customers to the core network, and private networks of large multi-site organizations such as Fortune 500 enterprises, municipalities and government organizations.

The key elements of our solutions include: high performance; carrier-grade availability; cost-competitiveness; support of legacy networking standards; and the availability of advanced network management and wireless network IP planning.

We commenced commercial deployment of our products in 2002 and, as of February 28, 2015, have shipped approximately 132,177 links (each link contains 2-4 units). Our wireless carrier-Ethernet links have been purchased and deployed by customers in more than 88 countries. In the fiscal year ended February 28, 2015, we delivered products to 225 customers, including Nokia, Reliance Jio Infocomm (India) (“Reliance Jio”), TESSCO (United States), Samsung, Alliance Communications (United States), SAAB (Sweden) and Xplornet (Canada).

DragonWave Inc. was incorporated pursuant to the Canada Business Corporations Act on February 24, 2000.

Recent Developments

Reverse Stock Split

Effective February 2, 2016 and pursuant to the reverse stock split approved by our Board of Directors and our shareholders, each 25 shares of our issued and outstanding Common Shares were combined into and became one share and no fractional shares were issued.  Adjustments to our outstanding warrants, options and restricted share units were also made to reflect the reverse stock split.

RISK FACTORS

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended February 28,
	2015		2014		2013

Ratio of earnings to fixed charges	—	*	—	*	—	*

* Earnings in 2015, 2014 and 2013 were inadequate to cover fixed charges by $19.9 million, $33.9 million and $55.1 million respectively.

For purposes of calculating the ratios in the table above, earnings consist of net loss before income taxes plus fixed charges. Fixed charges include interest expense on indebtedness including amortization of deferred financing costs and an estimate of the interest expense within rental expense.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we currently intend to use the net proceeds we receive from the sale of Securities to strengthen our balance sheet, to fund working capital and for general corporate purposes. Specific information about the amount of net proceeds to be used for any such purpose will be set forth in the applicable prospectus supplement. We may, from time to time, issue debt instruments, incur additional indebtedness or issue equity or other securities other than pursuant to this prospectus.

DESCRIPTION OF COMMON SHARES

Each of our Common Shares entitles its holder to notice of, and to one vote at, all meetings of our shareholders. Each of our Common Shares carries an entitlement to receive dividends if, as and when declared by our board of directors. In the event of our liquidation, dissolution or winding-up, our net assets available for distribution to our shareholders will be distributed rateably among the holders of our Common Shares.

Our authorized share capital consists of an unlimited number of Common Shares of which 3,020,041 Common Shares are issued and outstanding as of February 28, 2016.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities (“Debt Securities”) issued under a prospectus supplement incorporated by reference into this prospectus.

Debt Securities may be issued under a trust indenture between us and a trustee or trustees as would be described in a prospectus supplement for such Debt Securities. We will file a copy of each applicable trust indenture with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and the trust indenture will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable prospectus supplement.

The prospectus supplement relating to the particular Debt Securities offered thereby will describe the terms of such Debt Securities, including to the extent applicable:

(a) the specific designation, aggregate principal amount and denominations of such Debt Securities;

(b) the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

(c) the date or dates on which such Debt Securities will mature and the portion (if less than all of the principal amount) of such Debt Securities to be payable upon declaration of an acceleration of maturity;

(d) the currency or currencies in which such Debt Securities are being sold and in which the principal of (and premium, if any), and interest, if any, on, such Debt Securities will be payable, whether the holder of any such Debt Securities or we may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

(e) whether such Debt Securities are interest bearing and, in the case of interest bearing Debt Securities, the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;

(f) the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the date or dates on which such interest will be payable and the date on which payment of such interest will commence;

(g) the dates on which and the price or prices at which such Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

(h) any special provisions for the payment of additional interest with respect to such Debt Securities;

(i) any additional covenants included for the benefit of holders of such Debt Securities;

(j) the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(k) any additional events of default provided with respect to such Debt Securities;

(l) any exchange on which such Debt Securities will be listed;

(m) terms for any conversion or exchange of such Debt Securities into other securities;

(n) the extent and manner, if any, to which payment on or in respect of such Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;

(o) whether such Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of such Debt Securities in bearer form and as to exchanges between registered and bearer form;

(p) whether such Debt Securities will be issuable in the form of one or more registered global debt securities (“Registered Global Debt Securities”) and, if so, the identity of the depository for those Registered Global Debt Securities;

(q) any index pursuant to which the amount of payments of principal of and any premium and interest on such Debt Securities will or may be determined;

(r) any special tax implications of or any special tax provision, or indemnities relating to such Debt Securities; and

(s) any other material terms of such Debt Securities.

We reserve the right to set forth in a prospectus supplement specific terms of the Debt Securities that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Debt Securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any warrants (“Warrants”) for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with Common Shares or Debt Securities, as the case may be.

Each series of Warrants will be issued under a separate Warrant agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent, or under Warrant agreements with individual Warrant holders. A copy of each applicable Warrant agreement will be filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable prospectus supplement.

The applicable prospectus supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable prospectus supplement.

Equity Warrants

The prospectus supplement relating to the particular Equity Warrants offered thereby will describe the terms of such Equity Warrants, including, where applicable:

(a) the specific designation and aggregate number of Equity Warrants;

(b) the price at which the Equity Warrants will be issued;

(c) the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

(d) the currency or currencies in which the Equity Warrants will be offered;

(e) the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that number of Common Shares may be purchased upon exercise of each Equity Warrant;

(f) the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

(g) the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

(h) the minimum or maximum amount of Equity Warrants that may be exercised at any one time;

(i) whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

(j) whether the Equity Warrants will be issued in fully registered or global form; and

(k) any other material terms of the Equity Warrants.

Debt Warrants

The prospectus supplement relating to the particular Debt Warrants offered thereby will describe the terms of such Debt Warrants, including, where applicable:

(a) the specific designation and aggregate number of Debt Warrants;

(b) the price at which the Debt Warrants will be issued;

(c) the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

(d) the currency or currencies in which the Debt Warrants will be offered;

(e) the aggregate principal amount, price, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of each Debt Warrant;

(f) the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

(g) the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

(h) the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

(i) whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

(j) whether the Debt Warrants will be issued in fully registered or global form; and

(k) any other material terms of the Debt Warrants.

We reserve the right to set forth in a prospectus supplement specific terms of the Warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A Subscription Receipt is a security of ours that will entitle the holder to receive a Security upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts are not our shareholders. Holders of Subscription Receipts are only entitled to receive Securities upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds. The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

(a) the number of Subscription Receipts;

(b) the price at which the Subscription Receipts will be offered;

(c) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Securities;

(d) the number of Securities or other securities that may be obtained upon exercise of each Subscription Receipt;

(e) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(f) the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

(g) the material income tax consequences of owning, holding and disposing of the Subscription Receipts;

(h) whether the Subscription Receipts will be issued in fully registered or global form; and

(i) any other material terms and conditions of the Subscription Receipts.

We reserve the right to set forth in a prospectus supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Subscription Receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described herein in any combination. The prospectus supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

(a) the designation and aggregate number of Units offered;

(b) the price at which the Units will be offered;

(c) the currency or currency unit in which the Units are denominated;

(d) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(e) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(f) whether the Units will be issued in fully registered or global form; and

(g) any other material terms, conditions and rights (or limitations on such rights) of the Units.

The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

We reserve the right to set forth in a prospectus supplement specific terms of the Units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

PLAN OF DISTRIBUTION

Securities and Exchange Commission rules limit the usage of the registration statement of which this prospectus forms a part. Assuming that the aggregate worldwide market value of our Common Shares held by non-affiliates remains below $75 million, we may only sell, pursuant hereto, such number of Securities, which constitutes, together with all other Securities sold pursuant to the registration statement of which this prospectus forms a part, or any similar primary offering under a registration statement on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale, no more than one-third (1/3) of the worldwide aggregate market value of our Common Shares held by non-affiliates. Based on the closing sale price of our Common Shares on the Nasdaq Capital Market on January 25, 2016, which was $2.75, and a total of 2,977,485 outstanding Common Shares held by non-affiliates as of such date after taking into account the effect of the reverse stock split of our Common Shares, which was effective February 2, 2016, the aggregate worldwide market value of our outstanding Common Shares held by non-affiliates as of such date was $8,188,083. As of the date hereof, we have not offered any Securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

We may sell the offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the Securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of Securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement. We may distribute our common shares from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our Securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable shares if any are purchased. If a dealer is used in a sale, we may sell our Securities to the dealer as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase Securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative sale or forward sale transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell Securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use Securities borrowed from us or others to settle such sales and may use Securities received from us or others to close out any related short positions. We may also loan or pledge Securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned Securities or, in the event of default in the case of a pledge, sell the pledged Securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our Securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our common shares. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our common shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the common shares shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our Securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities. If the underwriters create a short position in the Securities in connection with the offering (in other words, if they sell more Securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing Securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase shares in the open market to reduce the underwriters’ short position or to stabilize the price of our Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our Securities are traded, in the over-the-counter market, or otherwise.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our Securities or in connection with a concurrent offering of other securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Fee/Expense	Amount (U.S. $)
SEC registration fee		$8,056
FINRA filing fee		$12,500
Legal fees and expenses	$		*
Printing and engraving expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous expenses	$		*
Total	$

*To be provided by a prospectus supplement or as an exhibit to a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement relating to Securities, certain legal matters will be passed upon for the Company by Dentons Canada LLP with respect to Canadian legal matters and DLA Piper LLP (US) with respect to U.S. legal matters.

As of the date hereof, the partners and associates of each of Dentons Canada LLP and DLA Piper LLP (US), in each case as a group, beneficially own, directly or indirectly, less than 1%, respectively, of the outstanding securities of the Company.

EXPERTS

Our auditors are Ernst & Young LLP, Ottawa, Ontario, Canada.

Our Annual Consolidated Financial Statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report dated May 12, 2015 which is incorporated by reference in this prospectus and the U.S. Registration Statement of which this prospectus forms a part, and has been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Ernst & Young LLP has advised us that they are independent within the meaning of Rule 3520 of the Public Company Accounting Oversight Board, Auditor Independence and the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

TAXATION

The applicable prospectus supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy this prospectus, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

As a “foreign private issuer,” we are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. Furthermore, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

We maintain a corporate website at http://www.dragonwaveinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into the Company’s Annual Report on Form 20-F, as filed with the SEC on May 27, 2015, and does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•                  our Annual Report on Form 20-F for the fiscal year ended February 28, 2015;

•                  our Current Reports on Form 6-K filed on March 3, 2015, March 5, 2015, March 6, 2015, April 7, 2015, April 22, 2015, April 23, 2015, May 12, 2015, May 15, 2015, May 22, 2015, June 4, 2015, June 19, 2015, June 23, 2015, July 8, 2015, July 27, 2015, August 4, 2015, August 27, 2015, September 2, 2015, September 9, 2015, September 22, 2015, October 15, 2015, December 2, 2015, December 16, 2015, December 22, 2015, December 23, 2015, January 13, 2016, January 20, 2016, January 25, 2016, January 29, 2016, February 2, 2016, February 11, 2016 and March 1, 2016; and

•                  the description of our Common Shares which is contained in our registration statement on Form 8-A (File No.001-34491), filed with the SEC on October 14, 2009, including any amendment or report filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at DragonWave Inc., 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9 or via telephone at (613) 599-9991.

ENFORCABILITY OF CIVIL LIABILITIES

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated in Canada, our principal executive offices are located in Canada, all of our directors and executive officers and most of the experts named in this prospectus, including our independent public accounting firm, reside principally outside of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States.

We have appointed an agent for service of process in the United States, but it may not be possible to effect service in the United States on our directors, executive officers, public accounting firm and other experts who reside outside of the United States. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

Purchasers are also advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

$80,000,000

Prospectus

               , 2016

DRAGONWAVE INC.

600,000 Common Shares

PROSPECTUS SUPPLEMENT

Rodman & Renshaw
A unit of H. C. Wainwright & Co.

April 6, 2016